Exhibit 10.6

STATE OF SOUTH CAROLINA                      )
                                             ) IN THE COURT OF COMMON PLEAS
COUNTY OF HORRY                              )  FIFTEENTH JUDICIAL CIRCUIT


Willis J. Duncan,  Harriette B. Duncan, and W. Jennings )  Civil Action No.
Duncan,                                                 )  2005-CP-26-4667
                                                        )
                                            Plaintiffs, )
                                                        )
                  v.                                    )
                                                        )
H. Buck  Cutts;  Paul R.  Dusenbury;  Robert P.  Hucks; )      MUTUAL RELEASE
Richard M. Lovelace, Jr.; and Howard B. Smith, III,     )
                                                        ) (Howard B. Smith, III)
                                            Defendants, )
                                                        )
CNB Corporation and The Conway                          )
National Bank,                                          )
                                                        )
                                 Nominal Defendants.    )
                                                        )
                                                        )
--------------------------------------------------------

         This Mutual Release (the "Agreement") is entered into by and among the below referenced Parties on this 28th day of December 2006.

                                    Recitals

         WHEREAS, on or about September 6, 2005, Willis J. Duncan, Harriette B. Duncan, and W. Jennings Duncan initiated litigation against H. Buck Cutts ("Cutts"), Paul R. Dusenbury ("Dusenbury"), Robert P. Hucks ("Hucks"), Richard
M. Lovelace, Jr. ("Lovelace") and Howard B. Smith, III ("Smith"), also naming CNB Corporation ("CNB") and The Conway National Bank (the "Bank") as nominal Defendants, which case is presently pending in the Court of Common Pleas for Horry County, Case Number 2005-CP-26-4667 (the "Director's Litigation" or the "Action"); and

         WHEREAS,   Cutts,   Dusenbury,   Hucks,  Lovelace  and  Smith  filed  a
counterclaim in that case against Willis J.
Duncan and W. Jennings Duncan; and

         WHEREAS, subsequent to filing the Director's Litigation, Willis J. Duncan and Harriette B. Duncan died and W. Jennings Duncan was appointed the Personal Representative of their estates; and

         WHEREAS, the Parties to this Agreement have reached a compromise resolution and settlement of all issues and disputes existing with and among all other Parties to this Agreement as provided in the terms of a Settlement Agreement of even date (the "Settlement Agreement").

         NOW, THEREFORE, for and in consideration of the foregoing premises, and in consideration of the mutual promises and undertakings contained herein, the Parties hereto agree as follows:

                                 Specific Terms

I. Parties to Agreement. The following persons or entities are Parties to this Agreement (the "Parties"):

         A. W. Jennings Duncan, his heirs, estate, grantees, transferees, and assigns;

         B. The Estate of Harriette B. Duncan, her heirs, estate, grantees, transferees, and assigns;

         C. The Estate of Willis J. Duncan, his heirs, estate, grantees, transferees, and assigns;

         D. The CNB Corporation;

         E. the Conway National Bank Profit-Sharing and Savings Plan (the "401(k) Plan");

         F. The Conway National Bank;

         G. Howard B. Smith, III, his heirs, estate, grantees, transferees, and assigns;

         H. Any other natural or artificial person on whose behalf any of the persons identified above as Parties are legally entitled to grant a release.

II. Consideration. The consideration exchanged pursuant to this Agreement shall be as follows:

         A. Payment shall be made to Smith in the amount of $95,861.17, in consideration of settlement and release of all claims described in this Release including, without limitation, any claims for the costs and expense incurred in the Director's Litigation. This payment shall be subject to reporting on Form 1099-Misc and shall not be subject to any tax withholding.

         B.  The   dismissal,   with   prejudice,   of  the   claim(s)  and  the
counterclaim(s) asserted by the Parties in the above-referenced lawsuit.

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

         C. The mutual releases and other agreements, promises, and warranties set forth in this Agreement.

         D. The Parties acknowledge the sufficiency of the above-described consideration.

         E. The Parties acknowledge and agree that this Agreement was not intended or written by counsel to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code that may be imposed upon any Party. Each Party shall consult with his or her own tax adviser on the proper treatment of any payments herein.

III. Resignation of Smith. As part of the settlement by and among the Parties to this Agreement, Howard B. Smith, III resigns his position on the Board of Directors of CNB and/or the Bank, as applicable, effective December 31, 2006.

IV.      Matters Released.

         A. For purposes of this Agreement, the following definitions shall apply:

                  1. A "claim" shall mean a claim, demand, right, cause of action, or other device through which compensation for loss may be sought.

                  2. An "existing claim" shall mean any claim, damage, or right to recovery arising out of, related to or based on acts, omissions, or wrongs which have taken place as of the date of execution of this Agreement by the Parties, whether discovered and known as of the date of this Agreement, or not.

                  3. A "future injury" shall mean

                           a)  any  injury,   loss,   or  damages  of  any  kind
whatsoever;

                           b)  that  is  discovered,   suffered,  sustained,  or
realized after the execution of this Agreement by any of the Parties; and

                           c) which  occurs as the direct or indirect  result of
acts, omissions, or wrongs which have taken place prior to the date of execution of this Agreement by any of the Parties.

         B.       Release by Smith

                  1. General Release. Smith hereby releases and forever discharges the Estate of Willis J. Duncan, the Estate of Harriette B. Duncan, W. Jennings Duncan, CNB Corporation, The Conway National Bank, the 401(k) Plan, their present and former officers, directors, agents, employees, affiliated entities, trustees, insurers, and/or legal representatives, from and against any and all existing claims and future injuries.



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

                  2. Specific Releases. Without in any way limiting the scope of the foregoing general release, it is agreed and understood that the following matters are specifically released by Smith:

                           a. Any and all  existing  claims and future  injuries
arising in tort or contract, or any other legal or equitable theory, including, but not limited to, any claims or future injuries arising out of, or resulting from, any acts or omissions of any of the Parties being released; and

                           b. Each and every  claim  stated  or  alleged  in the
counterclaim,  including specifically all claims for defamation,  in the Action;
and

                           c. Any and all  claims,  including  claims for future
injuries, that might have been alleged in the Action, or which arise from the same transaction(s) or occurrence(s) as the Action; and

                           d. Any and all  existing  claim and future  injuries,
demands, causes of action, liabilities of any kind, suits at law or equity, or damages of any kind or nature that may exist as of the date of this Agreement, whether known or unknown, against any person or entity related in any way or connected in any way, directly or indirectly, to the actions taken by the Boards of CNB and Bank prior to the date of this Agreement prior to the date of this Agreement; and

                           e. Any and all existing  claims and future  injuries,
demands, causes of action, liabilities of any kind, suits at law or equity, or damages of any kind or nature that may exist as of the date of this Agreement for defamation of Smith against any person or entity arising out of or in any way related to Smith's service or actions as a director, regardless of when or where such defamation may be alleged to have occurred.

         C. Release of Smith.

                  1. General Release. The Estate of Willis J. Duncan, the Estate of Harriette B. Duncan, W. Jennings Duncan, CNB Corporation, The Conway National Bank, and the 401(k) Plan hereby release and forever discharge Howard B. Smith, III from and against any and all existing claims and future injuries.

                  2. Specific Releases. Without in any way limiting the scope of the foregoing general release, it is agreed and understood that the following matters are specifically released by Willis J. Duncan, Harriette B. Duncan, the Estate of W. Jennings Duncan, CNB Corporation, The Conway National Bank and the 401(k) Plan:

                           a. Any and all  existing  claims and future  injuries
arising in tort or contract, or any other legal or equitable theory, including. but not limited to, any claims or future injuries arising out of, or resulting from, any acts or omissions of any of the Parties being released; and

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

                           b. Each and every  claim  stated  or  alleged  in the
complaint, including specifically all claims in the Action; and

                           c. Any and all  claims,  including  claims for future
injuries, that might have been alleged in the Action, or which arise from the same transaction(s) or occurrence(s) as the Action.

V. Dismissal with Prejudice.

         A. The Estate of Willis J. Duncan, the Estate of Harriette B. Duncan, and W. Jennings Duncan hereby agree to dismiss, with prejudice, the Action.

         B. Smith agrees to dismiss, with prejudice, his counterclaim asserted in the Action.

VI. Phantom Stock Plan. Smith, CNB and Bank acknowledge and agree that this settlement and the releases herein do not alter or affect Smith's rights under the terms of the Phantom Stock Plan and Phantom Stock Agreement between Smith and Bank. Smith shall retain his rights in any vested benefits as of the date of Smith's termination and cease further vesting of additional benefits as of the date of Smith's termination according to the terms of that Phantom Stock Plan and Phantom Stock Agreement. Such vested benefits shall accrue interest and shall be paid in accordance with the terms of the Phantom Stock Plan and Phantom Stock Agreement between Smith and Bank. Smith, CNB and the Bank acknowledge that Smith is fully vested in the Phantom Stock Plan. Smith, CNB and the Bank also acknowledge that Sun Trust performed a valuation of the CNB stock for the purposes of the Conway National Bank Profit-Sharing and Savings Plan and that as of September 30, 2006 such valuation was $162.00 per share and that such valuation shall be used to value the CNB stock for the purposes of this Agreement, the Phantom Stock Plan and the Phantom Stock Agreement.

VII. Warranties. The Parties give the following warranties:

         A. The Parties warrant that they have the necessary legal capacity to grant all of the releases contained in this Agreement.

         B. The Parties warrant that they are the true owners of all claims released in this Agreement, that no other person(s) is entitled to assert any of the claims released by the Parties in this Agreement, and that the Parties have not assigned, transferred, pledged, or hypothecated any of those claims to any person.

VIII. Confidentiality Provision. (Intentionally omitted)

IX. Advice of Counsel. The Parties acknowledge and agree that they have had the advice of competent counsel to advise and represent them in the prosecution and compromise settlement of their claims against the other Parties. The Parties


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

specifically acknowledge, by initialing the following spaces, that they have consulted counsel prior to signing this Agreement, and have no further questions regarding the same (INITIAL HERE):

X. Interpretation of this Agreement. The Parties acknowledge and agree that their attorneys have been given full opportunity to review, and where necessary clarify, this Agreement, and that, should this Agreement require construction or interpretation by a court, it shall not be construed or interpreted against any other Party as drafter. Subject to this agreement, the Parties agree that this Agreement shall be interpreted in all other respects according to the laws of the State of South Carolina. All terms not defined herein shall have the meanings ascribed to them in the Settlement Agreement.

XI. No Admissions. The Parties acknowledge and agree that none of the Parties admit liability or wrongdoing of any kind, and that they have tendered the consideration recited above solely for the purpose of avoiding the expense and inconvenience of protracted litigation.

XII. Use of this Agreement

         The Parties agree that this Agreement:

         1. may never be admissible as evidence against the persons herein released in any present or future suit, claim or proceeding of any nature, except a suit, claim, or proceeding to recover sums to be paid in accordance with this Agreement;

         2. but may be asserted by and introduced as evidence for the persons hereby released as an absolute and final defense and bar to any claim released herein in any present or future suit or proceeding of any nature.

XIII. Final and Binding Settlement. The Parties agree and acknowledge that the purpose of this Agreement is to bring about a complete, final, binding, and permanent settlement of the Parties' claims against each other, and promise never to make demand upon or sue the Parties, or to trouble them in any other manner, for or on account of any claim or future injury released in this Agreement.

XIV. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties relating to the subject matter hereof and replaces and supersedes all prior agreements between the parties related to the same subject matter. Further, no agreement may be effective to change, modify, or terminate this Agreement, in whole or in part, unless such agreement is in writing and duly signed after the date of execution of this Agreement by the person against whom enforcement of such change, modification, or termination is sought.

XV. Severability. If any portion of this Agreement should be, for any reason, not enforceable, the parties agree that the remaining portion or portions should continue to be enforceable.

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

XVI. Counterparts. This Agreement may be executed in counterparts signed by each party, each of which shall be valid and enforceable against the signing party.


                    (Signatures continued on following pages)



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

         IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Settlement Agreement as of the 28th day of December 2006.

                              [SIGNATURES OMITTED]


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